Exhibit 5.011

Attorneys at Law

311 South Wacker Drive

Suite 3000

Chicago, Illinois

60606-6677

Tel 312.360.6000

Chicago

Springfield

November 18, 2011

Pernix Group, Inc.

151 E. 22nd Street

Lombard, Illinois 60148

Dear Ladies and Gentlemen:

We have acted as special counsel to Pernix Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 and any amendments thereto (the “Registration Statement”), File No. 333-174539, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of a maximum of (A) 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for sale by the Company (the “Company Offered Shares”) and (B) 9,403,697 shares of Common Stock for resale by certain selling stockholders (the “Selling Stockholders Offered Shares”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended and restated to date, (iii) the Company’s By-Laws, as amended and restated to date, (iv) the minutes of meetings, resolutions and written consents of the stockholders and board of directors of the Company as provided to us by the Company, (v) the stock record books of the Company as provided to us by the Company, (vi) a specimen of a Common Stock certificate and (vii) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinions set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that when the Company Offered Shares have been issued, delivered and paid for in the manner contemplated by the Registration Statement, as may be amended (including all necessary post-effective amendments), and the applicable prospectus and prospectus supplement(s), the Company Offered Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof, and (y) that the Selling Stockholders Offered Shares totaling 93,683,779 shares listed on the attached Schedule I (“Scheduled Selling Stockholders Offered Shares”) (approx. 6,245,585 shares on a post reverse split basis) were validly issued, fully paid and non-assessable.

With respect to any Selling Stockholders Offered Shares that are not Scheduled Selling Stockholders Offered Shares totaling 32,197,456 shares (the “Other Selling Stockholders Offered Shares”) (approx. 2,146,497 shares on a post reverse split basis) we are not issuing an opinion with respect to such shares as the Company did not have in its possession, and thus, we were unable to review enough supporting documentation that would permit us to issue an opinion pursuant to our opinion procedures.  The Company has some documentation related to the original issuance of the Other Selling Stockholders Offered Shares including consents approved by some, but not all, of the members of the board of directors with respect to such issuances, acknowledgements from members of the Company’s board of directors that such members authorized the original issuance of the Other Selling Stockholders Offered Shares and a November 2011 board of directors consent ratifying the issuance of all of the Other Selling Stockholders Offered Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

2

As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.  Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Freeborn & Peters LLP

FREEBORN & PETERS LLP

3

Attorneys at Law

311 South Wacker Drive

Suite 3000

Chicago, Illinois

60606-6677

Tel 312.360.6000

Chicago

Springfield

SCHEDULE I

TOTAL:  93,683,779 SHARES (APPROX. 6,245,585 ON A POST REVERSE SPLIT BASIS)

1.                                       On 10/1/04 the Corporation issued a total of 74,580 shares of Common Stock (approx. 4,972 shares on a post reverse split basis) which consisted of 41,019 shares (approx. 2,734.60 post reverse split) to Ernil Continental S.A. and 33,561 (approx. 2,237.40 post reverse split) to Halbarad Group Ltd.

2.                                       On 10/19/04 the Corporation issued 1,100,000 shares of Common Stock to Ernil Continental S.A. (approx. 73,333.22 post reverse split).

3.                                       On 11/9/04 the Corporation issued 400,000 shares of Common Stock to Halbarad Group Ltd. (approx. 26,667.67 post reverse split basis).

4.                                       On 12/2/04 the Corporation issued 700,000 shares of Common Stock Halbarad Group Ltd. (46,666.67 post reverse split basis).

5.                                       On 12/31/04 the Corporation issued a total of 12,139,048 shares of Common Stock (approx. 809,269.87 post reverse split basis) which consisted of 6,107,226 shares to Ernil Continental S.A., (approx. 407,148.40 post reverse split basis), 569,250 to Ernil Continental S.A., (approx. 37,950 post reverse split basis) 4,996,822 shares to Halbarad Group, Ltd. (approx. 333,121.47 post reverse split basis) and 465,750 shares to Halbarad Group, Ltd. (approx. 31,050 post reverse split basis).

6.                                       On 12/31/04 the Corporation issued 4,198,172 shares of Common Stock to Ernil Continental S.A. (approx. 279,878.13 post reverse split basis).

7.                                       On 12/31/04 the Corporation issued 3,434,868 shares of Common Stock to Halbarad Group Ltd. (approx. 228,991.20 post reverse split basis).

8.                                       On 12/31/04 the Corporation issued 5,240,938 shares of Common Stock to Al-Mal Investment Co. K.S.C.C. (approx. 349,395.87 reverse split shares).

9.                                       On 11/9/05 the Corporation issued a total of 19,683,078 shares of Common Stock (approx. 1,312,205.20 post reverse split basis) which consisted of 10,825,690 shares to Ernil Continental S.A. (approx. 721,712.67 post reverse split basis) and 8,857,388 shares to Halbarad Group Ltd. (approx. 590,492.53 post reverse split basis).

10.                                 On 11/15/05 the Corporation issued a total of 1,750,000 shares of Common Stock (approx. 116,666.67 post reverse split basis) which consisted of 962,500 shares to Ernil Continental S.A. (approx. 64,166.67 post reverse split basis) and 787,500 shares to Halbarad Group Ltd. (approx. 52,500.00 post reverse split basis).

11.                                 On 11/28/05 the Corporation issued a total of 3,000,000 shares of Common Stock (approx. 200,000.00 post reverse split basis) which consisted of 1,650,000 shares to Ernil Continental S.A. (approx. 110,000.00 post reverse split basis) and 1,350,000 shares to Halbarad Group Ltd. (approx. 90,000.00 post reverse split basis).

12.                                 On 12/12/06 the Corporation issued a total of 1,350,000 shares of Common Stock (approx. 90,000.00 post reverse split basis) which consisted of 742,500 shares to Ernil Continental S.A. (approx. 49,500.00 post reverse split basis) and 607,500 shares to Halbarad Group Ltd. (approx. 40,500.00 post reverse split basis).

13.                                 On 12/13/06 the Corporation issued a total of 2,000,000 shares of Common Stock (approx. 133,333.33 post reverse split basis) which consisted of 1,100,000 shares to Ernil Continental S.A. (approx. 73,333.33 post reverse split basis) and 900,000 shares to Halbarad Group Ltd. (approx. 60,000.00 post reverse split basis).

14.                                 On 12/22/06 the Corporation issued a total of 8,279,521 shares of Common Stock (approx. 551,968.07 post reverse split basis) which consisted of 4,553,749 shares to Ernil Continental S.A. (approx. 303,583.27 post reverse split basis) and 3,725,772 shares to Halbarad Group Ltd. (approx. 248,384.80 post reverse split basis).

15.                                 On 4/10/07 the Corporation issued a total of 530,000 shares of Common Stock (approx. 35,333.33 post reverse split basis) which consisted of 291,500 shares to Ernil Continental S.A. (approx. 19,433.33 post reverse split basis)

and 238,500 shares to Halbarad Group Ltd.( approx. 15,900.00 post reverse split basis).

16.                                 On 5/4/07 the Corporation issued a total of 350,000 shares of Common Stock (approx. 23,333.33 post reverse split basis) which consisted of 192,500 shares to Ernil Continental S.A. (approx. 12,833.33 post reverse split basis) and 157,500 shares to Halbarad Group Ltd. (approx. 10,500.00 post reverse split basis).

17.                                 On 6/6/07 the Corporation issued a total of 1,348,000 shares of Common Stock (approx. 89,866.67 post reverse split basis) which consisted of 741,400 shares to Ernil Continental S.A. (approx. 49,426.67 post reverse split basis) and 606,600 shares to Halbarad Group Ltd. (approx. 40,440.00 post reverse split basis).

18.                                 On 7/5/07 the Corporation issued a total of 280,000 shares of Common Stock (approx. 18,666.67 post reverse split basis) which consisted of 154,000 shares to Ernil Continental S.A. (approx. 10,266.67 post reverse split basis) and 126,000 shares to Halbarad Group Ltd. (approx. 8,400.00 post reverse split basis).

19.                                 On 9/5/07 the Corporation issued a total of 410,000 shares of Common Stock (approx. 27,333.33 post reverse split basis) which consisted of 225,500 shares to Ernil Continental S.A. (approx. 15,033.33 post reverse split basis) and 184,500 shares to Halbarad Group Ltd. (approx. 12,300.00 post reverse split basis).

20.                                 On 9/26/07 the Corporation issued a total of        15,000,000 shares of Common Stock (approx. 1,000,000.00 post reverse split basis) which consisted of 8,250,000 shares to Ernil Continental S.A. (approx. 550,000.00 post reverse split basis) and 6,750,000 shares to Halbarad Group Ltd. (approx. 450,000.00 post reverse split basis).

21.                                 On 10/8/07 the Corporation issued a total of 510,000 shares of Common Stock (approx. 34,000.00 post reverse split basis) which consisted of 280,500 shares to Ernil Continental S.A. (approx. 18,700.00 post reverse split basis) and 229,500 shares to Halbarad Group Ltd. (approx. 15,300.00 post reverse split basis)

22.                                 On 12/5/07 the Corporation issued a total of        800,000 shares of Common Stock (approx. 53,333.33 post reverse split basis) which consisted of 440,000 shares to Ernil Continental S.A. (approx. 29,333.33 post reverse split basis) and 360,000 shares to Halbarad Group Ltd. (approx. 24,000.00 post reverse split basis).

23.                                 On 1/7/08  the Corporation issued a total of 2,950,000 shares of Common Stock (approx. 196,666.67 post reverse split basis) which consisted of 1,622,500 shares to Ernil Continental S.A. (approx. 108,166.67 post reverse split basis) and 1,327,500 shares to Halbarad Group Ltd. (approx. 88,500.00 post reverse split basis).

24.                                 On 2/7/08 the Corporation issued a total of 600,000 shares of Common Stock (approx. 40,000.00 post reverse split basis) which consisted of 330,000 shares to Ernil Continental S.A. (approx. 22,000.00 post reverse split basis) and 270,000 shares to Halbarad Group Ltd. (approx. 18,000.00 post reverse split basis).

25.                                 On 5/7/08 the Corporation issued a total of 2,000,000 shares of Common Stock (approx. 133,333.33 post reverse split basis) which consisted of 1,100,000 shares to Ernil Continental S.A. (approx. 73,333.33 post reverse split basis) and 900,000 shares to Halbarad Group Ltd. (approx. 60,000.00 post reverse split basis).

26.                                 On 7/7/08 the Corporation issued a total of 950,000 shares of Common Stock (approx. 63,333.33 post reverse split basis) which consisted of 522,500 shares to Ernil Continental S.A.( approx. 34,833.33 post reverse split basis) and 427,500 shares to Halbarad Group Ltd. (approx. 28,500.00 post reverse split basis).

27.                                 On 12/22/08 the Corporation issued a total of 364,906 shares of Common Stock (approx. 24,327.07 post reverse split basis) which consisted of 200,698 shares to Ernil Continental S.A. (approx. 13,379.87 post reverse split basis) and 164,208 shares to Halbarad Group Ltd. (approx. 10,947.20 post reverse split basis).

28.                                 On 12/22/09 the Corporation issued a total of 2,934,000 shares of Common Stock (approx. 195,600.00 post reverse split basis) which consisted of 1,613,700 shares to Ernil Continental S.A. (approx. 107,850.00 post reverse split basis) and 1,320,300 shares to Halbarad Group Ltd. (approx. 88,020.00 post reverse split basis).

29.                                 On 3/12/10 the Corporation issued a total of 1,306,668 shares of Common Stock (approx. 87,111.20 post reverse split basis) which consisted of 718,668 shares to Ernil Continental S.A. (approx. 47,911.20 post reverse split basis) and 588,000 shares to Halbarad Group Ltd. (approx. 39,200.00 post reverse split basis).